United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2024

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive
Suite 600
Saint Louis, Missouri 63141
(Address of principal executive offices)
(314) 529-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PRFT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 29, 2024, Perficient, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders. The holders of 32,228,424 shares of Common Stock, or 92% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, which represented a quorum. At the meeting, the stockholders voted on the following three proposals and cast their votes as follows to approve such proposals:

Proposal 1: To elect the following eight nominees to the Company’s Board of Directors (the “Board”), each to serve on the Board until the next annual meeting of stockholders or until his or her successor has been elected and qualified:

Nominees	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Romil Bahl	29,587,868	1,136,989	61,320	1,442,247
Jeffrey S. Davis	30,034,742	712,483	38,952	1,442,247
Thomas J. Hogan	30,132,598	609,169	44,410	1,442,247
Jill A. Jones	30,490,712	220,679	74,786	1,442,247
David S. Lundeen	29,472,358	1,239,244	74,575	1,442,247
Brian L. Matthews	29,297,508	1,410,005	78,664	1,442,247
Nancy C. Pechloff	30,440,401	260,231	85,545	1,442,247
Gary M. Wimberly	27,975,653	2,731,860	78,664	1,442,247

Proposal 2: To approve the advisory resolution relating to the 2023 executive compensation:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
29,425,024	1,296,717	64,436	1,442,247

Proposal 3: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

Votes Cast For	Votes Cast Against	Abstentions
31,992,659	191,518	44,247

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date:	May 29, 2024	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer